Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Cadre Institutional Investors Trust:

We consent to the use of our report dated November 15, 2004, for each of the series of Cadre Institutional Investors Trust as of and for the year ended September 30, 2004, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 30, 2006
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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 14 to File No. 33-94206; Amendment No. 15 to File No. 811-9064) of Cadre Institutional Investors Trust of our reports dated November 11, 2005, included in the 2005 Annual Report to shareholders.

Philadelphia, Pennsylvania
January 25, 2006